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                                                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1997 with respect to the consolidated financial statements of Service Experts, Inc. and the use of our report dated May 19, 1997, with respect to the financial statements of Artic Aire of Chico, Inc. in the Post-Effective Amendment No. 5 to the Registration Statement (Form S-4 No. 333-12319) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities ("Debt Securities"), and the shares of common stock issued thereunder upon the conversion thereof.


                                            ERNST & YOUNG LLP


Nashville, Tennessee
July 10, 1997